EXHIBIT 24.01

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Bank of Marin Bancorp, a California corporation (the “Company”), does hereby constitute and appoint Russell A. Colombo and Tani Girton, and each of them (with full power to each of them to act alone), as his/her true and lawful attorneys-in-fact and agents for him/her and on his/her behalf and in his/her name, place and stead in any and all capacities and particularly as a director of the Company, to sign, execute and file any of the documents referred to below relating to the registration in connection with the Agreement to Merge and Plan of Reorganization dated as of April 16, 2021 between the Company and American River Bankshares (the “Agreement”), of shares of the Company’s common stock:

A Registration Statement of the Company respecting the shares of Company common stock to be issued pursuant to the Agreement, on Form S-4, under the Securities Act of 1933, as amended, and any and all amendments to the Registration Statement, including Post-Effective Amendments, with all exhibits and any and all documents required to be filed with respect thereto with the Securities and Exchange Commission and/or any regulatory authority for any state in the United States of America;

granting unto said attorneys and each of them full power and authority to do and perform every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he/she might or could do if personally present, hereby ratifying and confirming all that said attorneys in fact and agents or each of them may lawfully do or cause to be done by virtue hereof.

WITNESS the signatures of the undersigned this 11th day of June, 2021.

/s/ Brian M. Sobel
Brian M. Sobel
Chairman of the Board

/s/ Russell A. Colombo
Russell A. Colombo
Chief Executive Officer and Director

/s/ Steven I. Barlow
Steven I. Barlow

/s/ James C. Hale
James C. Hale

/s/ Robert Heller
Robert Heller

/s/ Norma J. Howard
Norma J. Howard

/s/ Kevin R. Kennedy
Kevin R. Kennedy

/s/ William H. McDevitt, Jr.
William H. McDevitt, Jr.

/s/ Leslie E. Murphy
Leslie E. Murphy

/s/ Sanjiv S. Sanghvi
Sanjiv S. Sanghvi

/s/ Joel Sklar
Joel Sklar, M.D.

/s/ Secil Tabli Watson
Secil Tabli Watson